      As filed with the Securities and Exchange Commission on March 8, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               EOG RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                                  47-0684736
(State or other jurisdiction of incorporation or           (I.R.S. Employer
                  organization)                           Identification No.)

           333 CLAY STREET, SUITE 4200
                 HOUSTON, TEXAS                                  77002
    (Address of Principal Executive Offices)                  (Zip Code)


                     EOG RESOURCES, INC. 1996 DEFERRAL PLAN
                            (Full title of the plans)

                                   ----------


                               BARRY HUNSAKER, JR.
                               EOG RESOURCES, INC.
                           333 CLAY STREET, SUITE 4200
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 651-6940
          (Telephone number, including area code, of agent for service)

                                  With Copy to:


                                ARTHUR H. ROGERS
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
TITLE OF SECURITIES TO BE      AMOUNT TO BE    PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM             AMOUNT OF
     REGISTERED(1)              REGISTERED         PRICE PER SHARE(2)      AGGREGATE OFFERING PRICE(2)   REGISTRATION FEE
-------------------------      ------------    -------------------------   ---------------------------   ----------------

Common Stock, par value
$.01 per share (including
associated rights to
purchase Series E Junior
Participating Preferred
Stock)                        60,000 shares            $39.06                    $ 2,343,600                   $216
=========================================================================================================================

(1) Each share of Common Stock has one attached right to purchase Series E Junior Participating Preferred Stock under the Rights Agreement, dated as of February 14, 2000 between EOG Resources, Inc. and First Chicago Trust Company of New York, as Rights Agent, as amended by Amendments to Rights Agreement, dated as of December 13, 2001 and December 20, 2001.

(3) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the New York Stock Exchange on March 7, 2002.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

         5. Definitive Proxy Statement for the Annual Meeting held May 8, 2001 which was filed with the SEC on March 28, 2001 as part of Schedule 14A;

         6. Revised Definitive Proxy Statement for the Annual Meeting held May 8, 2001 which was filed with the SEC on March 29, 2001 as part of Schedule 14A;

         7. The Registrant's Current Report on Form 8-K which was filed with the SEC on April 20, 2001;

         8. The Registrant's Current Report on Form 8-K which was filed with the SEC on May 2, 2001;

         9. The Registrant's Current Report on Form 8-K which was filed with the SEC on July 2, 2001;

         10. The Registrant's Current Report on Form 8-K which was filed with the SEC on August 27, 2001;

         11. The Registrant's Current Report on Form 8-K which was filed with the SEC on October 3, 2001;

         12. The Registrant's Current Report on Form 8-K which was filed with the SEC on December 14, 2001;

         13. The Registrant's Current Report on Form 8-K which was filed with the SEC on February 20, 2002;

         14. The Registrant's Current Report on Form 8-K which was filed with the SEC on February 28, 2002;

         15. The Registrant's Current Report on Form 8-K which was filed with the SEC on March 1, 2002;

         16. The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A of the Registrant filed with the Commission on August 29, 1989;

         17. The description of the Registrant's preferred stock purchase rights contained in the Registration Statement on Form 8-A12B filed with the Commission on February 18, 2000, as amended by Amendment No. 1 on Form 8-A/A, filed December 14, 2001 and Amendment No. 2 on Form 8-A/A filed February 7, 2002; and

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. As of January 31, 2002, lawyers at Fulbright & Jaworski L.L.P. working on this matter owned 1,300 shares of Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions as to the scope of indemnification.

         The Restated Certificate of Incorporation, as amended, of the Registrant (the "Corporation" therein) contains the following provisions relating to indemnification of directors and officers, namely:

"Eighth: A.1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law enacted that further limits the liability of a director.

B.1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 2. hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

2. If a claim under paragraph B.1. of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

4. The Corporation may maintain insurance at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

5. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

6. For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued."

         The Registrant has purchased liability insurance policies covering the directors and officers of the Registrant to provide protection where the Registrant cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1(a) Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 Registration Statement No. 333-0678, filed on August 24,
                  1989).

         4.1(b) Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(b) to Form S-8 Registration Statement No. 33-52201, filed February 8, 1994).

         4.1(c) Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1(c) to Form S-8 Registration Statement No. 33-58103, filed March 15,
                  1995).

         4.1(d) Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to Form S-3 Registration Statement No. 333-09919, filed August 9, 1996).

         4.1(e) Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to
                  Exhibit 3(e) to Form S-3 Registration Statement No. 333-44785, filed January 23, 1998).

         4.1(f) Certificate of Ownership and Merger, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

         4.2 By-laws, dated August 23, 1989, as amended December 12, 1990, February 8, 1994, January 19, 1996, February 13, 1997, May 5, 1998, September 7, 1999, February 14, 2000 and May 8,
                  2001 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed May 9, 2001).

         4.3 Specimen of Certificate evidencing the Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                  1999).

         4.4*     EOG Resources, Inc. 1996 Deferral Plan.

         5.1*     Opinion of Fulbright & Jaworski L.L.P.

         23.1*    Consent of Arthur Andersen LLP.

         23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1 to this Registration Statement).

         23.3*    Consent of DeGolyer and MacNaughton.

         24.1*    Certain Powers of Attorney.

* filed herewith

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2002.


                                          EOG RESOURCES, INC.


                                          By: /s/ DAVID R. LOONEY
                                              ----------------------------------
                                                  David R. Looney
                                              Vice President, Finance


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                              Title                           Date
       ---------                              -----                           ----


    /s/ MARK G. PAPA              Chairman of the Board, Chief           March 8, 2002
------------------------          Executive Officer (Principal
     Mark G. Papa                Executive Officer) and Director


 /s/ TIMOTHY K. DRIGGERS       Vice President, Accounting and Land       March 8, 2002
------------------------       Administration (Principal Accounting
  Timothy K. Driggers                        Officer)

                                Vice President, Finance (Principal
  /s/ DAVID R. LOONEY                   Financial Officer)               March 8, 2002
------------------------
    David R. Looney


           *                                Director                     March 8, 2002
------------------------
   George A. Alcorn


           *                                Director                     March 8, 2002
------------------------
  Edward Randall, III


           *                                Director                     March 8, 2002
------------------------
 Edmund P. Segner, III

           *                               Director                    March 8, 2002
------------------------
   Donald F. Textor

           *                               Director                    March 8, 2002
------------------------
    Frank G. Wisner


*By: /s/ PATRICIA L. EDWARDS           Attorney-in-Fact                March 8, 2002
     -----------------------
         Patricia L. Edwards
         Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

4.1(a) Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1
                  Registration Statement No. 333-0678, filed on August 24,
                  1989).

4.1(b)            Certificate of Amendment of Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 4.1(b) to Form S-8 Registration Statement No. 33-52201, filed February
                  8, 1994).

4.1(c)            Certificate of Amendment of Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 4.1(c) to Form S-8 Registration Statement No. 33-58103, filed March 15,
                  1995).

4.1(d)            Certificate of Amendment of Restated Certificate of
                  Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to Form S-3 Registration Statement No.
                  333-09919, filed August 9, 1996).

4.1(e)            Certificate of Amendment of Restated Certificate of
                  Incorporation, dated May 7, 1997 (incorporated by reference to
                  Exhibit 3(e) to Form S-3 Registration Statement No. 333-44785, filed January 23, 1998).

4.1(f)            Certificate of Ownership and Merger, dated August 26, 1999
                  (incorporated by reference to Exhibit 3.1(f) to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1999).

4.2               By-laws, dated August 23, 1989, as amended December 12, 1990,
                  February 8, 1994, January 19, 1996, February 13, 1997, May 5,
                  1998, September 7, 1999, February 14, 2000 and May 8, 2001
                  (incorporated by reference to the Registrant's Quarterly
                  Report on Form 10-Q, filed May 9, 2001).

4.3               Specimen of Certificate evidencing the Common Stock
                  (incorporated by reference to Exhibit 3.3 to the Registrant's
                  Annual Report on Form 10-K for the year ended December 31,
                  1999).

4.4*              EOG Resources, Inc. 1996 Deferral Plan.

5.1*              Opinion of Fulbright & Jaworski L.L.P.

23.1*             Consent of Arthur Andersen LLP.

23.2              Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1 to this Registration Statement).

23.3*             Consent of DeGolyer and MacNaughton.

24.1*             Certain Powers of Attorney.


* filed herewith